    As filed with the Securities and Exchange Commission on May 25, 2000

                                                       Registration No. 333-____


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      -----------------------------------

                                   FORM S-8


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      -----------------------------------

                          COOPER CAMERON CORPORATION
            (Exact name of registrant as specified in its charter)

         Delaware                                                76-0451843
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                           Identification No.)

 515 Post Oak Boulevard, Suite 1200
       Houston, Texas                                                 77027
(Address of Principal Executive Offices)                             (Zip Code)


                AMENDED AND RESTATED COOPER CAMERON CORPORATION
                           LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                               William C. Lemmer
                 Vice President, General Counsel and Secretary
                          Cooper Cameron Corporation
                      515 Post Oak Boulevard, Suite 1200
                             Houston, Texas 77027
                    (Name and address of agent for service)

                                (713) 513-3300
         (Telephone number, including area code, of agent for service)
                      -----------------------------------


                            CALCULATION OF REGISTRATION FEE
========================================================================================
                                               Proposed       Proposed
                                               Maximum         Maximum
                                 Amount        Offering       Aggregate      Amount of
Title of Securities               to be       Price Per       Offering      Registration
to be Registered (1)           Registered      Share(2)       Price(3)          Fee
Common Stock, par value
$.01 per share                 2,000,000(4)     $73.44     $146,880,000       $40,832.64

========================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1934, this registration statement also covers an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(2) Estimated based on the reported New York Stock Exchange composite transactions high and low prices on May 18, 2000, which is within 5 business days prior to the date of filing of this registration statement.
(3)  Estimated solely for the purpose of calculating the filing fee.
(4) Each share of Common Stock offered hereby includes one purchase right issuable under the Cooper Cameron Corporation Rights Plan which is exercisable upon the occurrence of certain specified events.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "SEC") by Cooper Cameron Corporation ("Cooper Cameron" or the "Company"), are incorporated herein by reference and made a part hereof:

     (a) Registration Statement on Form S-8 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on July 26, 1995, relating to the Cooper Cameron Corporation Long-Term Incentive Plan (File No. 33-95004).

     (b) Registration Statement on Form S-8 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on May 12, 1997, relating to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan (File No. 333-26923).

     (c) Registration Statement on Form S-8 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on May 26, 1998, relating to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan (File No. 333-53545).

     (d) Annual Report on Form 10-K for the year ended December 31, 1999.

     (e) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of Cooper Cameron incorporated by reference in Cooper Cameron's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

     The opinion as to the legality of the securities registered hereunder is being given by William C. Lemmer, Vice President, General Counsel and Secretary of the Company. Mr. Lemmer is eligible to participate in the Cooper Cameron Corporation Long-Term Incentive Plan.

ITEM 8.       EXHIBITS

4.1  First Amended and Restated Bylaws of Cooper Cameron Corporation, filed as
     Exhibit 3.2 to the Annual Report on Form 10-K for 1996 of Cooper Cameron Corporation filed with the Securities and Exchange Commission on March 26, 1997, and incorporated herein by reference.

4.2 Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated May 19, 1998, filed as
     Exhibit 4.3 to the Registration Statement on Form S-8 of Cooper Cameron Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.4 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent, filed as
     Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference.

4.5 First Amendment to Rights Agreement between Cooper Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated November 1, 1997, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.6 Amended and Restated Long-Term Incentive Plan, incorporated herein by reference from the Registrant's Proxy Statement dated March 21, 1997.

4.7 First Amendment to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan, filed as Exhibit 4.5 to the Registration Statement on Form S-8 of Cooper Cameron Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.8 Second Amendment to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan.

4.9 Third Amendment to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan, incorporated herein by reference from the Registrant's Proxy Statement dated March 25, 2000.

5.1 Opinion and Consent of William C. Lemmer, Vice President, General Counsel and Secretary of the Company.

23.1 Consent of William C. Lemmer (contained in his opinion filed as Exhibit 5.1 hereto.)

23.2 Consent of Independent Auditors.

24.1 Powers of Attorney from members of Cooper Cameron Corporation's Board of Directors.

24.2 Certified copy of resolutions authorizing signatures pursuant to Power of Attorney.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 23rd day of May, 2000.

                                        COOPER CAMERON CORPORATION
                                        (Registrant)


                                        /s/ Thomas R. Hix
                                        ----------------------------------------
                                        By: Thomas R. Hix
                                            Senior Vice President and
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2000:


      Signature                        Title
      ---------                        -----


/s/ Sheldon R. Erikson                 Director, Chairman, President &
-----------------------------          Chief Executive Officer (principal
Sheldon R. Erikson                     executive officer)



/s/ Thomas R. Hix                      Senior Vice President & Chief
-----------------------------          Financial Officer
Thomas R. Hix                          (principal financial officer)



/s/ Joseph D. Chamberlain              Vice President & Controller
-----------------------------          (principal accounting officer)
Joseph D. Chamberlain

Nathan M. Avery *                      Director

C. Baker Cunningham*                   Director

Grant A. Dove*                         Director

Michael E. Patrick*                    Director

David Ross*                            Director

Michael Sebastian*                     Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 23rd day of May, 2000.


                                       AMENDED AND RESTATED COOPER
                                       CAMERON CORPORATION LONG-TERM
                                       INCENTIVE PLAN


                                       ADMINISTRATIVE COMMITTEE


                                       /s/ Thomas R. Hix
                                       ______________________________________
                                       By:  Thomas R. Hix, Chairman



*By:   /s/ William C. Lemmer
       ---------------------
       William C. Lemmer
       Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit                                                             Sequential
Number                         Description                          Page No.
-------------------------------------------------------------------------------

4.1     First Amended and Restated Bylaws of Cooper Cameron
        Corporation, filed as Exhibit 3.2 to the Annual
        Report on Form 10-K for 1996 of Cooper Cameron
        Corporation filed with the Securities and Exchange
        Commission on March 26, 1997, and incorporated herein by reference.

4.2 Amended and Restated Certificate of Incorporation of Cooper Cameron Corporation, dated June 30, 1995, filed as Exhibit 4.2 to the Registration Statement on Form S-8 of Cooper Cameron Corporation (Commission File No. 33-94948), and incorporated herein by reference.

4.3     Certificate of Amendment of Amended and Restated
        Certificate of Incorporation of Cooper Cameron
        Corporation, dated May 19, 1998, filed as Exhibit
        4.3 to the Registration Statement on Form S-8 of
        Cooper Cameron Corporation, dated May 26, 1998
        (Commission File No. 333-53545), and incorporated herein by reference.

4.4 Amended and Restated Credit Agreement, dated as of March 20, 1997, among Cooper Cameron Corporation and certain of its subsidiaries and the banks named therein and First National Bank of Chicago, as agent, filed as Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated herein by reference.

4.5     First Amendment to Rights Agreement between Cooper
        Cameron Corporation and First Chicago Trust Company of New York, as Rights Agent, dated November 1,
        1997, filed as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference.

4.6 Amended and Restated Long-Term Incentive Plan, incorporated herein by reference from the Registrant's Proxy Statement dated March 21, 1997.

4.7 First Amendment to the Amended and Restated Long-Term Incentive Plan, filed as Exhibit 4.5 to the Registration Statement on Form S-8 of Cooper Cameron Corporation, dated May 26, 1998 (Commission File No. 333-53545), and incorporated herein by reference.

4.8     Second Amendment to the Amended and Restated Cooper
        Cameron Corporation Long-Term Incentive Plan.

4.9     Third Amendment to the Amended and Restated Cooper
        Cameron Corporation Long-Term Incentive Plan, incorporated herein by reference from the Registrant's Proxy Statement dated March 25, 2000.

5.1     Opinion and Consent of William C. Lemmer, Vice
        President, General Counsel and Secretary of the
        Company.

23.1 Consent of William C. Lemmer (contained in his opinion filed as Exhibit 5.1 hereto.)

23.2    Consent of Independent Auditors.

24.1    Powers of Attorney from members of Cooper Cameron
        Corporation's Board of Directors.

24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.